UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2004

CHESAPEAKE ENERGY CORPORATION

(Exact name of registrants as specified in its charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		Number)

6100 North Western Avenue
Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000

(Registrants’ telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release dated January 7, 2004 (Furnished solely for purposes of Item 9 of this report.)

99.2	Preliminary prospectus supplement dated January 7, 2004 and related prospectus dated October 23, 2003 (Furnished solely for purposes of Item 9 and Item 12 of this report.) Incorporated herein by reference to the preliminary prospectus supplement filed January 7, 2004 pursuant to Rule 424(b)(2).

ITEM 9 AND ITEM 12. REGULATION FD DISCLOSURE AND DISCLOSURE OF RESULTS OF OPERATION AND FINANCIAL CONDITION.

We issued a press release dated January 7, 2004 announcing a public offering of 20,000,000 shares of our common stock. The press release is attached to this report as exhibit 99.1 and is incorporated by reference herein

In connection with the proposed public offering, we issued a preliminary prospectus supplement dated January 7, 2004 and related prospectus dated October 23, 2003, which includes information regarding our consolidated results of operations and financial condition as of and for the quarterly period ended December 31, 2003. The preliminary prospectus supplement and related prospectus are attached to this report as exhibit 99.2 and are incorporated by reference herein. Specifically, the preliminary prospectus supplement contains information on page S-5 concerning pre-tax and after-tax charges the company expects to take in the fourth quarter of 2003. These include the following financial items that will be recorded in the fourth quarter of 2004:

•	Charge Related to Repurchase of Senior Notes. On December 11, 2003, we completed a cash tender offer for approximately $106 million principal amount of the approximately $111 million outstanding principal amount of our 8.5% Senior Notes due 2012 for total consideration of approximately $113 million. The tender offer will result in a pre-tax charge in the fourth quarter of 2003 of approximately $20 million ($13 million net of income taxes), including a pre-tax non-cash charge of $12 million ($7 million net of income taxes) to write off the value of the call option on our 8.5% Senior Notes due 2012 reflected as a senior notes discount.

•	Litigation Charge related to Pending Settlement. We have reached an agreement in principle to settle a class action lawsuit filed on behalf of Oklahoma royalty owners against us and one of our subsidiaries relating to post-production deductions from royalties. The settlement will be subject to finalization of a settlement agreement and court approval, which is expected to be obtained in the first quarter of 2004. In contemplation of this settlement, we expect to incur a pre-tax charge of $5.5 million ($3.4 million net of income taxes) in the fourth quarter of 2003 for litigation and settlement costs in excess of our reserves.

This information, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

Date: January 7, 2004	By:	/s/ Marcus C. Rowland

	Name:	Marcus C. Rowland
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated January 7, 2004 (Furnished solely for purposes of Item 9 of this Report.)

99.2	Preliminary prospectus supplement dated January 7, 2004 and related prospectus dated October 23, 2003 (Furnished solely for purposes of Item 9 and Item 12 of this Report.) Incorporated herein by reference to the preliminary prospectus supplement filed January 7, 2004 pursuant to Rule 424(b)(2).

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